Exhibit 17

               Amendment No. 1 to the Stockholders Agreement
               ---------------------------------------------


     Amendment No.1 to the Stockholders Agreement (the "Amendment") dated as of December 14, 2000 by and among AIF II, L.P., a Delaware limited partnership ("Apollo"), Aeneas Venture Corporation, a Delaware corporation ("Harvard"), International Motor Cars Group I, L.L.C. ("PCP I"),
International Motor Cars Group II, L.L.C. ("PCP II" and together with PCP I, the "PCP Entities" and, together with Apollo and Harvard, the "Restricted Stockholders"), and United Auto Group, Inc. (the "Company"). All terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Stockholders Agreement (as defined below).

     WHEREAS, the parties to the Amendment entered into a Stockholders Agreement (the "Stockholders Agreement") dated May 3, 1999 with Trace International Holdings, Inc. ("Trace"); and

     WHEREAS, on July 21, 1999, Trace filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York; and

     WHEREAS, pursuant to the Stipulation of Settlement between the Bank of Nova Scotia and John S. Pereira, in his capacity as the Chapter 7 Trustee of Trace, entered as an Order by the U.S. Bankruptcy court for the Southern District of New York on October 18, 2000, and which became final and non-appealable on or about October 31, 2000, The Bank of Nova Scotia ("BNS") became the owner of all 3,999,110 shares of the Company's Common Stock previously owned by Trace; and

     WHEREAS, pursuant to Section 7.1 of the Stockholders Agreement, Trace ceased to be a party upon the transfer of its shares to BNS; and

     WHEREAS, Penske Corporation, an affiliate of the PCP Entities, desires to enter into an agreement to purchase the shares of the Company's Common Stock now held by BNS; and

     WHEREAS, the PCP Entities, may now or in the future wish to increase their Beneficial Ownership in the Company such that it will be in excess of 49%; and

     WHEREAS, such an increase could not take place without the consent of either the disinterested directors of the Company or the disinterested shareholders of the Company pursuant to Article III of the Stockholders Agreement; and

     WHEREAS, the parties hereto desire to raise from 49% to 60% the level of beneficial ownership of shares of the Company's Common Stock which may be obtained by the PCP Entities, without any further action by any party to the Stockholders Agreement.

     WHEREAS, the parties hereto desire to extend the period of time for which the Standstill Provisions are effective such that they expire three years after the date of this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. The first paragraph of Section 3.1 of the Stockholders Agreement is hereby amended in its entirety to read:

                  Subject to Section 3.2, at any time prior to the third anniversary of December 14, 2000 , each Restricted Stockholder shall not, and shall cause its Affiliates not to, either alone or as part of a "group" (as such term is used in Section 13d-5 (as such rule is currently in effect) of the Exchange Act), directly or indirectly:

     2. Section 3.2(c) of the Stockholders Agreement is hereby amended in its entirety to read:
                  (c) (i) in the case of the PCP Entities, the acquisition of securities or of Beneficial Ownership of securities if, after giving effect to such acquisition, the Beneficial Ownership of the PCP Entities in the Company is less than or equal to 60% and (ii) in the case of Harvard and Apollo, the acquisition of securities or of Beneficial Ownership of securities if, after giving effect to such acquisition, the Beneficial Ownership of such Restricted Stockholder in the Company is less than or equal to 49%.

     3. Section 3.2(d) of the Stockholders Agreement is hereby deleted in its entirety

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                            AIF II, L.P.

                            By: /s/ John J. Hannan
                               ---------------------------
                               Name:   John J. Hannan
                               Title:  Authorized Signatory

                            AENEAS VENTURE CORPORATION

                            By: /s/ Michael R. Eisenson
                               ---------------------------
                               Name:   Michael R. Eisenson
                               Title:  Authorized Signatory

                            INTERNATIONAL MOTOR CARS GROUP, I, L.L.C.

                            By: /s/ James A. Hislop
                               ---------------------------
                               Name:   James A. Hislop
                               Title:  Chairman

                            INTERNATIONAL MOTOR CARS GROUP, II, L.L.C.

                            By: /s/ James A. Hislop
                               ---------------------------
                               Name:   James A. Hislop
                               Title:  Chairman

                            UNITED AUTO GROUP, INC.

                            By: /s/ Samuel X. DiFeo
                               ---------------------------
                               Name:   Samuel X. DiFeo
                               Title:  President